SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 22, 2002

AMERICAN PULP EXCHANGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

333-83448 (Commission File Number)	65-1158257 (I.R.S. Employer Identification No.)

1518 N. Beverly Drive, Beverly Hills, California (Address of Principal Executive Offices)	90210 (Zip Code)

(310) 271-0447
(Registrant’s Telephone Number, Including Area Code)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT
SIGNATURES

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     On October 22, 2002, Vector Partners, LLC, a Los Angeles-based investment firm (“Vector”), acquired approximately 73% of the Registrant’s outstanding shares of capital stock in a stock purchase transaction valued at approximately $351,000 in cash, including transaction fees and commissions. Vector purchased 3,190,000 of the 4,345,000 outstanding shares of common stock from the Registrant’s director and President Al Siegel and consultant Monahan Consulting, Inc. Each of the Registrant’s shares of common stock is entitled to a single vote. In addition to the cash purchase price of $.0692 per share, Vector paid aggregate fees and commissions of $130,000.

     In connection with the acquisition, Siegel resigned as director of APE at the request of VP and Vector elected its managing member Jason Galanis as the Registrant’s sole director to fill the vacancy created by Siegel’s resignation.

     The Registrant was organized under the laws of the State of Florida on December 11, 2001, is in the development stage and currently has no operations. The Registrant’s common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “APEX.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American Pulp Exchange, Inc.

	By:	/s/ JASON GALANIS

Jason Galanis, President

Date: October 31, 2002